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                                                                   EXHIBIT 10(C)

                                 PS GROUP, INC.
                        SPLIT DOLLAR INSURANCE AGREEMENT
                                   (Officer)


     THIS AGREEMENT made and entered into as of the 1st day of January, 1986, by and between PS Group, Inc., a Delaware corporation and participating subsidiaries (the Employer), and LAWRENCE A. GUSKE (the Employee) with reference to Policy No. 121,250,550 issued by Pacific Mutual Life Insurance Company on the life of the Employee. This Agreement supersedes and replaces any Split Dollar Insurance Agreement previously entered into between the Employer and Employee.

     WHEREAS, Employee is a valued employee of Employer, and Employer wishes to retain him in its employ; and

     WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program;

     NOW, THEREFORE, the Employer and Employee agree as follows:

     1.   DEFINITIONS.
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          A.   Disability.  "Disability" shall mean the Employee's total and
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permanent disability.  The determination of whether or not an Employee is totally and permanently disabled will be made by reference to standards of eligibility contained in the Employer's Long Term Disability Plan, the rules and regulations of the Federal Social Security Administration, and such other relevant standards as the Employer may apply in good faith. The Employer may require the Employee to submit to an examination by a competent physician or medical clinic selected by the Employer. On the basis of such medical evidence, the determination of the Employer as to whether or not a condition of total and permanent disability exists shall be conclusive.

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          B.   Early Retirement.  "Early Retirement" shall mean any termination
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of employment other than on account of death after the Employee attains age 55 and completes ten (10) years of service as an officer and/or staff vice president with the Employer, and before the Employee attains age 60.

          C.   Gross Income.  "Gross Income" shall be determined as of January 1
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of each year and shall consist of the sum of (a) the Employee's salary at the annual rate in effect on that date and (b) any cash bonuses payable to the Employee by the Employer during the 12-month period immediately preceding such date. "Gross Income" shall not include any income taxable to the Employee by reason of the benefits provided under the Agreement.

          D.   Insurer.  "Insurer" shall mean Pacific Mutual Life Insurance
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Company and any other life insurance company that may issue a Policy under this
Agreement.

          E.   Normal Retirement.  "Normal Retirement" shall mean any
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termination of employment other than on account of death after the Employee attains age 60.

          F.   Policy.  "Policy" shall mean all of the life insurance policies
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on the Employee's life purchased by the Employer pursuant to this Agreement, including any paid-up additions acquired with dividends from such policies.

          G.   Termination of Employment.  "Termination of Employment" shall
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mean the Employee's ceasing to be employed by the Employer for any reason whatsoever, voluntary or involuntary, other than Normal or Early Retirement, Disability or death.

     2.   SURVIVOR BENEFITS.
          -----------------

          A.   Amount of Survivor Benefit During Employment.  The survivor
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benefit provided under this Agreement on the life of the Employee while he is employed by the Employer shall be the greater of (i) the Employee's Gross Income multiplied by 4 (rounded up to the next thousand dollars) less $50,000 or (ii) $338,000. The survivor benefit on the life of the Employee shall be paid as a lump sum benefit. The Employer shall use its best efforts to provide the survivor benefit in the form of insurance on the life of the Employee, but shall pay any amount by which the

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survivor benefit hereunder exceeds the insurance proceeds on the life of the
Employee in the form of a taxable salary continuation death benefit. Any amount which is paid as a taxable salary continuation death benefit shall be grossed up to provide an equivalent after-tax payment based on the maximum income tax bracket in effect for individuals at the date of death. The amount of coverage provided hereunder shall be adjusted as of January 1 of each year based on any increases in the Employee's Gross Income.

          B.   Amount of Survivor Benefit After Retirement.  The survivor
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benefit provided under this Agreement on the life of the Employee if he retires pursuant to Normal Retirement shall be equal to the Employee's annual Gross Income at the time of his Normal Retirement (rounded up to the next $1,000). If the Employee retires pursuant to Early Retirement, the survivor benefit provided under this Agreement on the life of the Employee shall be equal to the Employee's annual Gross Income at the time of his Early Retirement (rounded up to the next $1,000), reduced by 10% for each year or part thereof between the Employee's age at the time of his Early Retirement and age 60. Upon his retirement the Employee may elect to have his survivor benefit paid upon his death in either the form of a lump sum benefit or as salary continuation payments over a period of five years. The salary continuation payments shall be actuarially equivalent in the aggregate to the lump sum benefit which would otherwise be payable, except that the salary continuation payments shall be grossed up to provide actuarially equivalent after-tax payments based on the maximum income tax bracket in effect for individuals at the date of death.

          C.   Amount of Survivor Benefit During Disability.  The survivor
               --------------------------------------------
benefit provided under this Agreement on the life of the Employee while he is suffering from a Disability and before he attains age 60 shall be a percent of the survivor benefit provided under Section 2(A) above, based on the Employee's Gross Income at the time of his Disability, determined as follows:

               (i) During the first thirty-six (36) months of Disability, including the first six (6) months required to establish a condition of Disability and the next thirty (30) months of such disability, one hundred percent (100%) of the amount provided under Section 2(A);

               (ii) During the remaining months of Disability, if any, until the total months of Disability are equal to the total months of employment with the Employer, sixty percent (60%) of the amount provided under Section 2(A);

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               (iii)  During the remaining months of Disability, if any, until the Employee attains age 60, forty percent (40%) of the amount provided under Section 2(A); and

               (iv) After the Employee attains age 60, the amount provided under Section 2(B).

          D.   No Insurance After Termination of Employment.  No insurance will
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be provided under this Agreement on the life of the Employee following his
Termination of Employment if the Employee terminates employment for any reason other than Normal or Early Retirement, Disability or death.

     3.   OWNERSHIP OF THE POLICY.  The Employer shall acquire one or more
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permanent insurance policies on the life of the Employee.  The Employer will be the owner and hold all incidents of ownership in the insurance policies, including the rights to borrow from any policies and to receive dividends, if paid. The entire interest in the cash value with respect to all insurance policies shall belong to the Employer. The Employee may specify in writing to the Employer the beneficiary or beneficiaries of any death benefits not in excess of the amounts set forth in Section 2 above. Upon receipt of a written request from the Employee, the Employer will immediately take such action as shall be necessary to implement such beneficiary appointment. The death benefits under the insurance policies on the life of the Employee which are not payable to the Employee's beneficiaries shall be payable to the Employer.

     4.   PAYMENT OF PREMIUMS.  All premiums due on the insurance policies shall
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be paid by the Employer.  However, the Employee agrees to reimburse the Employer each year during employment in the amount which would otherwise be required to be included in the Employee's income for Federal income tax purposes by reason of the "economic benefit" of his insurance coverage provided by the Employer under this Agreement; provided, however, that the Employer, in its sole discretion, may decline to accept any such reimbursement and require the inclusion of such "economic benefit" in the Employee's income. In its discretion the Employer may deduct the Employee's payments for this coverage from the Employee's salary or bonus.

     5.   TRANSFER OF INTEREST.  In the event the Employee shall transfer all of
          --------------------
his interest in the Policy, then all of the Employee's interest in the Policy and in this Agreement shall

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be vested in the transferee, who shall be substituted as a party hereunder, and the Employee shall have no further interest in the Policy or in this Agreement.

     6.   WITHHOLDING.  The Employee and any beneficiary shall make appropriate
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arrangements with the Employer for the satisfaction of any Federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision of benefits under this Agreement. If no other arrangements are made, the Employer may provide, at its discretion, for such withholding and tax payments as may be required.

     7.   BENEFICIARY DESIGNATION.  The Employee shall have the right, at any
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time, to designate any person or persons as the beneficiary to whom payment under Section 2 of this Agreement shall be made in the event of the Employee's death. Each beneficiary designation shall become effective only when filed in writing with the Employer during the Employee's lifetime on a form prescribed by the Employer. The filing of a new beneficiary designation form will cancel any inconsistent beneficiary designation previously filed.

          If the Employee fails to designate a beneficiary as provided above, or if all designated beneficiaries predecease the Employee or die prior to complete distribution of the Employee's death benefits, the Employee's death benefits shall be paid to the Employee's then surviving spouse, or, if none, to the Employee's estate, until directed otherwise by the court that has jurisdiction over the assets belonging to the Employee's probate estate.

     8.   OBLIGATIONS OF THE INSURER.  The Insurer shall be bound only by the
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provisions and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, it shall in no way be bound by the provisions of this Agreement.

     9.   EMPLOYEE'S RIGHTS.  Neither the establishment of this Agreement nor
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the payment of any benefits shall be construed as giving to the Employee, his transferee or beneficiary, any legal or equitable right against the Employer or any officer or employee thereof, unless such right is specifically provided for in this Agreement. Furthermore, nothing in this Agreement shall be construed as giving the Employee the right to be retained in the service or employ of the Employer.

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     10.  RELEASE.  Any payment to or for the benefit of the Employee or his
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beneficiaries in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Employer.

     11.  MISCELLANEOUS PROVISIONS.
          ------------------------

          A.   Notices.  Notices required by this Agreement to be given by
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either party to the other shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail, return receipt requested, postage prepaid, if to the Employer, to the Employer's then-principal office which, as of the date hereof, is 3225 North Harbor Drive, San Diego, California 92101, and if to the Employee, to the Employee's last-known address as shown in the records of the Employer.

          B.   Governing Law.  This Agreement shall be subject to and governed
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by the laws of the State of California.

          C.   Severability.  The invalidity or partial invalidity of any
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portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

          D.   Captions.  The captions at the head of a section or a paragraph
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of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

          E.   Gender and Number.  Whenever appropriate, the masculine includes
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the feminine, the singular includes the plural and vice versa.

          F.   Amendment.  This Split Dollar Agreement may be amended, altered,
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modified or terminated by the Employer at any time.  Such action shall not affect any right of the Employee existing before the action; however, the Employer is not obligated to continue any benefit, any insurance or any insurance policy after such action.

          G.   Binding Agreement.  This Agreement shall bind the parties hereto,
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their successors, assigns, heirs, executors, administrators and transferees, and any Policy beneficiary.

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          H.   Protective Provisions.  In the event of the Employee's suicide
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during the first two years while the Policy is in effect, or if the Employee makes any material misstatement or nondisclosure of information that would give cause to the Insurer not to pay benefits under the Policy, then no benefits will be payable under this Agreement or, in the Company's sole discretion, benefits may be payable in a reduced amount.


          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              PS GROUP, INC., EMPLOYER

                              By /s/ G.M. Shortley
                                ---------------------------------
                              Its    Executive Vice President
                                  -------------------------------


                                /s/ L.A. Guske
                               ----------------------------------
                               LAWRENCE A. GUSKE, EMPLOYEE

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